UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Coraopolis Heights Road
Moon Township, Pennsylvania		15108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 262-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 16, 2010, Atlas Pipeline Mid-Continent LLC (“APL Mid-Con”), an indirect wholly-owned subsidiary of Atlas Pipeline Partners, L.P. (the “Company”), completed the sale of its subsidiaries, Elk City Oklahoma GP, LLC and Elk City Oklahoma Pipeline, L.P. (collectively, the “Elk City Companies”) to Enbridge Holdings (Texas Systems) L.L.C. as assignee of Enbridge Pipelines (Texas Gathering) L.P. (“Buyer”) pursuant to the Securities Purchase Agreement dated as of July 27, 2010 for $686.1 million in cash, including a positive working capital adjustment. The Elk City Companies own, directly or indirectly, the Company’s (i) Elk City and Sweetwater, Oklahoma natural gas gathering systems and related processing and treating facilities (including the Prentiss treating facility); and (ii) Nine Mile processing plant.

Item 7.01.	Regulation FD Disclosure.

On September 17, 2010, the Company issued a press release announcing the closing of the above-described transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this report. The Company intends to file this pro forma financial information by an amendment within the time required by Item 9.01(b).

(d)	Exhibits.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC
its General Partner

Dated: September 17, 2010	/s/ Eric T. Kalamaras
By: Eric T. Kalamaras
Title: Chief Financial Officer

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